Exhibit 10.44

AMENDMENT TO AMENDED AND RESTATED
EXECUTIVE SEVERANCE AGREEMENT

This Amendment to the Amended and Restated Executive Severance Agreement is dated the 16th day of February, 2017 (this “Amendment”) between Town Sports International Holdings, Inc. (“Holdings” and collectively with its subsidiaries and affiliates being referred to as the “Company”) and Nitin Ajmera (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Amended and Restated Executive Agreement dated February 25, 2015 which Agreement amended and restated a prior Executive Severance Agreement between Executive and Town Sports International, LLC (“TSI LLC”), a subsidiary of Holdings dated May 8, 2014 (The May 8, 2014 Agreement and the Amended and Restated Executive Severance Agreement are collectively referred to as the “Severance Agreement”); and

WHEREAS, Holdings and TSI LLC desire to further amend the Severance Agreement in order to induce the Executive to remain in the employ of the Company; and

WHEREAS, Holdings and TSI LLC desire to amend the Severance Agreement to provide severance to Executive in the event he is Constructively Terminated or terminated without cause as defined herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.    Terms defined herein, unless stated otherwise, shall have the same meaning set forth as in the Severance Agreement.

2.    Paragraph 2, Eligibility, subparagraph (a) is amended to reflect that notwithstanding anything contained in the Severance Agreement to the contrary, Executive shall be entitled to Severance stated herein if he is terminated without cause or there is a Constructive Termination independent of whether such terminations are in connection with a Change in Control.

3.    Paragraph 2, Eligibility, is amended to reflect the insertion of the following subparagraph (a)(v):

(v)    Termination without Cause or a Constructive Termination. If Executive’s employment with Company is terminated by the Company without Cause or by Executive for Constructive Termination, Executive except as set forth below shall have the right to receive Severance Payments as described in Section 3 of the Severance Agreement. Notwithstanding the language of Sub-clause (ii) to the contrary with respect to Bonus for the fiscal year in which the Termination Date occurs same will be paid provided the Company is on Budget at the Termination Date to meet the EBIDTA targets set forth in the Company’s Bonus Plan. The provisions of this subparagraph (v) shall apply independent of and notwithstanding whether there is a Change in Control as defined herein.

4.    Except as amended, the balance of the terms of the Severance Agreement remain in full force and effect which the parties hereto ratify as of the date hereof.

IN WITNESS WHEREOF, the parties have executed this agreement, effective as of the date and year first written above.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By: /s/ Patrick Walsh
Name: Patrick Walsh
Title:    Chief Executive Officer

TOWN SPORTS INTERNATIONAL, LLC

By: /s/ Patrick Walsh
Name: Patrick Walsh
Title:    Chief Executive Officer

/s/ Nitin Ajmera
Nitin Ajmera